UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2024
Commission File Number: 001-39558

PERELLA WEINBERG PARTNERS
(Exact Name of Registrant as Specified in its Charter)

Delaware	84-1770732
( State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
767 Fifth Avenue New York, NY	10153
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 287-3200

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	PWP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) held on May 22, 2024, the stockholders of Perella Weinberg Partners (the “Company”) voted on the matters described below.

1. The Company’s stockholders elected four Class III directors, each of whom will hold office until the 2027 annual meeting of stockholders, and until his or her respective successor has been duly elected and qualified, based on the following votes:

	FOR	WITHHELD	BROKER NON-VOTE
Peter A. Weinberg	413,976,916	23,385,067	6,131,193
Dietrich Becker	415,654,685	21,707,298	6,131,193
Jane C. Sherburne	412,065,930	25,296,053	6,131,193
Elizabeth Cogan Fascitelli	415,943,624	21,418,359	6,131,193

2. The Company’s stockholders ratified the appointment of Ernst & Young, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, based on the following votes:

FOR	AGAINST	ABSTAIN
441,445,022	2,046,331	1,823

3. The Company’s stockholders approved an amendment to the Company’s Restated Certificate of Incorporation to update the exculpation provision, based on the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
417,168,719	20,185,040	8,224	6,131,193

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERELLA WEINBERG PARTNERS

	By:	/s/ Alexandra Gottschalk
Alexandra Gottschalk
Chief Financial Officer

Date: May 22, 2024